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                                                                  Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries (the "Company") on Form S-3 of our reports dated February 24, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 27, 1996 and to the reference to us under the heading "Experts" in the Prospectuses, which is a part of this Registration Statement. We also consent to the inclusion as Exhibit 99(a) to this Registration Statement of our report dated February 24, 1997 relating to information under the caption "Summary Financial Information", for each of the five years in the period ended December 27, 1996, appearing in the prospectus relating to Debt Securities and Warrants and the prospectus relating to STRYPES, both of which are a part of this Registration Statement. We also consent to the incorporation by reference as Exhibit 99(b) to this Registration Statement of our report dated
February 24, 1997 relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" appearing on page 24 of the Company's 1996 Annual Report to Stockholders.

/s/ Deloitte & Touche LLP

New York, New York
April 15, 1997